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AT OLD REPUBLIC:	AT PMA CAPITAL CORPORATION:
A.C. Zucaro Chairman & CEO (312) 346-8100	Vincent T. Donnelly President & CEO (610) 397-5298
JOINT NEWS RELEASE August 3, 2010 Old Republic International Corporation (NYSE: ORI)	PMA Capital Corporation (NASDAQ: PMACA)

OLD REPUBLIC AND PMA CAPITAL REPORT ON STATUS OF THEIR MERGER

CHICAGO, Illinois and Blue Bell, PA – August 3, 2010 – Old Republic International Corporation (NYSE: ORI) (“Old Republic”) and PMA Capital Corporation (NASDAQ:  PMACA) (“PMA”) today reported the following events relative to their previously announced and pending merger.

•           Old Republic and PMA have been advised that the Pennsylvania Insurance Department, the statutory regulator for PMA’s three domestic insurance company subsidiaries, has approved the merger by and between PMA Capital Corporation and a wholly-owned subsidiary of Old Republic International Corporation.

•           Old Republic expects to file its pending registration statement on Form S-4 with the Securities and Exchange Commission with a request for acceleration of the effective date of the registration statement.

•           In conjunction with the solicitation of proxies from its shareholders, PMA has established a shareholder of record date of July 30, 2010, and a shareholders special meeting date of September 21, 2010 for approval of the merger.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.96 billion and shareholders’ equity of $3.98 billion or $16.84 per share. Its current stock market valuation is approximately $3.05 billion, or $12.67 per share.

Old Republic International Corporation
PMA Capital Corporation

About PMA
PMA Capital Corporation, headquartered in Blue Bell, Pennsylvania, is a holding company whose operating subsidiaries provide insurance and fee-based services. Insurance products include workers’ compensation and other commercial property and casualty lines of insurance. Fee-based services include third party administrator, managing general agent and program administrator services. PMA has assets of approximately $2.37 billion and common shareholders’ equity of $429 million or $13.30 per share. Its current stock market valuation is approximately $218 million or $6.76 per share.

Important Information for Investors and Shareholders

Old Republic has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement of PMA Capital Corporation.  Old Republic and PMA have also filed other documents with the SEC regarding the proposed transaction.  A definitive proxy statement will be sent to PMA’s shareholders.  INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND OTHER DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER OF PMA AND OLD REPUBLIC.

Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed by PMA, at the SEC’s web site at www.sec.gov or at PMA’s web site at www.pmacapital.com. The proxy statement and such other documents may also be obtained for free from PMA by directing such request to Investor Relations, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania, telephone: 610-397-5298.

PMA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from PMA’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the proxy statement/prospectus and PMA’s proxy statement relating to the 2010 annual meeting of shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2009, all of which have been filed with the SEC.

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